                                                                   Exhibit 10.2

                           PLACEMENT AGENCY AGREEMENT

      This Placement Agency Agreement (this "Agreement") is made and entered into as of September 15, 2006 (the "Effective Date"), by and between One IP Voice, Inc., a Delaware corporation (the "Company"), and Stonegate Securities, Inc., a Texas corporation ("Stonegate").

      WHEREAS, the Company is in the process of raising a bridge financing of $1-$3 million dollars with C.P. Baker Securities, Inc. ("C.P. Baker") as placement agent ("Bridge Loan Financing") on or before September 22, 2006 ("Bridge Loan Date") to provide working capital for the Company through November 2006, and

      WHEREAS, a condition of the Bridge Loan Financing, the Company must engage a nationally recognized securities firm to market a follow-on financing of at least $10 million with institutional investors, and.

      WHEREAS, the Stonegate is a nationally recognized broker dealer with expertise in raising private placement funds from institutional investors and

      WHEREAS, the Company desires to retain Stonegate as its placement agent, and Stonegate is willing to act in such capacity, in each case subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Stonegate (each a "Party" and collectively, the "Parties") hereby agree as follows:

1.    RETENTION OF STONEGATE; SCOPE OF SERVICES.

      (a) Subject to the terms and conditions set forth herein, the Company hereby retains Stonegate to act as the placement agent to the Company during the Contract Period (as defined in Section 2 below), and Stonegate hereby agrees to be so retained.

      (b) During the Exclusivity Period (as defined in Section 2(a) below), as the exclusive placement agent to the Company, Stonegate will have the exclusive right to identify for the Company prospective purchasers (collectively, the "Purchasers" and each individually, a "Purchaser") in one or more placements (each, a "Placement" and collectively, the "Placements") of debt and/or equity securities to be issued by the Company, the type and dollar amount being as mutually agreed to by the Parties (the "Securities"). During the period of exclusivity Stonegate shall be the Company's sole and only placement agent as to Securities. To cover certain common clients and any investments made by current investors in the Company ("Series A Holders"), Stonegate will enter into a separate agreement with C. P. Baker with regard to commissions payable in the event C.P. Baker introduces its clients to Stonegate who subsequently invest or any Series A Holder invests.

      (c) After the Exclusivity Period, as the non-exclusive placement agent to the Company, Stonegate will have the non-exclusive right during the Contract Period to identify for the Company prospective Purchasers in one or more Placements of Securities, the type and dollar amount being as mutually agreed to by the Parties.

      (d) Terms of the Placements shall be as set forth in subscription documents, including any stock purchase or subscription agreement, escrow agreement, registration rights agreement, warrant agreement and/or other documents to be executed and delivered in connection with each Placement (collectively, the "Subscription Documents"). The Placements are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation D ("Regulation D") of the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act.

      (e) Stonegate will act on a best efforts basis and will have no obligation to purchase any of the Securities offered in any Placement. During the Contract Period, Stonegate shall have the right to arrange for all sales of Securities in the Placements, including without limitation the exclusive right to identify potential buyers for the Securities. All sales of Securities in the Placements shall be subject to the approval of the Company, which approval may be withheld in the Company's sole discretion.

      (f) The Company shall keep confidential this Agreement and the terms of this Agreement, as well as all exhibits and attachments hereto, if any. Additionally, the Company shall keep confidential all information and documents provided to the Company by Stonegate, including, but not limited to, the identity of any potential investor, and the contents of any term sheet, solicitation, investor list, investor indication of interest, road show list, and any similar document.

      (g) The Company shall notify Stonegate of any solicitations the Company receives from a third party in regard to prospective Purchasers or prospective Placements during the Exclusivity Period (the "Exclusivity Period Contacts"). The foregoing applies only in the event the solicitation contains proposed or possible terms of a potential agreement. Additionally, for a period of one (1) year after the end of the Contract Period, in the event that the Company enters into any agreement, transaction or arrangement with any Exclusivity Period Contact, the Company shall notify Stonegate in writing of the agreement, transaction or arrangement, and pay Stonegate a fee equal to the Agency Fee plus all other compensation under Section 6 of this Agreement for securities of the Company sold to the Exclusivity Period Contacts. The foregoing shall apply to all Exclusivity Period Contacts, regardless as to when the agreement, transaction or arrangement is ultimately consummated and regardless as to whether the same occurs during or within one (1) year after the Contract Period.

      (h) The terms and provisions of Sections 1(f) and 1(g) specifically shall survive the Contract Period.

2.    CONTRACT PERIOD AND TERMINATION.

      (a) Stonegate shall act as the Company's exclusive placement agent under this Agreement for a period commencing on the Bridge Loan Date and continuing for a period of ninety (90) days (the "Exclusivity Period"). Prior to the Exclusivity Period and thereafter, Stonegate shall act as the Company's non-exclusive placement agent under this Agreement continuing until terminated by either Party upon 10 days notice to the other Party (the "Contract Period"). Provided, however, that the Company shall not be allowed to terminate this Agreement during the period that Stonegate is the exclusive placement agent.

      (b) Upon termination, neither party will have any further obligation under this Agreement, except as provided in Sections 5, 6, 7, 8, 9 and 10 hereof.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The representations and warranties of the Company made to the Purchasers as set forth in the Subscription Documents are hereby incorporated by reference as of the date of consummation of the sale of the Securities (the "Closing") and all such representations and warranties are hereby deemed made by the Company directly to Stonegate as though set forth in full herein. The company represents and warrants that it has full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement is enforceable against the Company in accordance with its terms, subject to applicable laws governing bankruptcy, insolvency and creditors' rights generally. The Agreement does not conflict with, violate, cause a default, right of termination, or acceleration (whether through the passage of time or otherwise) under any contract, agreement, or understanding binding upon the Company or any subsidiary of the Company.

4.    COVENANTS OF THE COMPANY.

      The Company covenants and agrees as follows:

      (a) Neither the Company nor any affiliate of the Company (as defined in Rule 501(b) of Regulation D) will sell, offer for sale, or solicit offers to buy, or otherwise negotiate in respect of any security (as defined in the Securities Act) of the Company which will be integrated with the sale of the Securities and cause the Placement to be a deemed a public offering requiring registration under the Securities Act.

      (b) Any and all filings and documents required to be filed in connection with or as a result of the Placements pursuant to federal and state securities laws are the responsibility of the Company and will be filed by the Company.

      (c) Any press release to be issued by the Company announcing or referring to any Placement in which Stonegate serves as the placement agent shall be subject to the prior review of Stonegate, and each such press release shall, at the request of Stonegate, identify Stonegate as the placement agent. Stonegate shall be permitted to publish a tombstone or similar advertisement upon completion of each Placement identifying itself as the Company's placement agent with respect thereto. This Agreement shall not be filed publicly by the Company without the prior written consent of Stonegate, unless required by applicable law or regulation.

5.    FURNISHING OF COMPANY INFORMATION; CONFIDENTIALITY.

      (a) In connection with Stonegate's activities hereunder on the Company's behalf, the Company shall furnish Stonegate with all reasonable information concerning the Company and its operations that Stonegate deems necessary or appropriate (the "Company Information") and shall provide Stonegate with reasonable access to the Company's books, records, officers, directors, employees, accountants and counsel. The Company acknowledges and agrees that, in rendering its services hereunder, Stonegate will be using and relying upon the Company Information without independent verification thereof or independent appraisal of any of the Company's assets and may, in its sole discretion, use additional information contained in public reports or other information furnished by the Company or third parties.

      (b) Stonegate agrees that the Company Information will be used solely for the purpose of performing its services hereunder. Subject to the limitations set forth in subsection (c) below, Stonegate will keep the Company Information provided hereunder confidential and will not disclose such Company Information or any portion thereof, except (i) to a third party contacted by Stonegate on behalf of, and with the prior approval of, the Company pursuant hereto who has agreed to be bound by a confidentiality agreement satisfactory in form and substance to the Company, or (ii) to any other person for which the Company's consent to disclose such Company Information has been obtained.

      (c) Stonegate's confidentiality obligations under this Agreement shall not apply to any portion of the Company Information which (i) at the time of disclosure to Stonegate or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Stonegate in violation of this Agreement);
            (ii) was available to Stonegate on a non-confidential basis from a source other than the Company, provided that such source is not and was not bound by a confidentiality agreement with the Company; (iii) has been independently acquired or developed by Stonegate without violating any of its obligations under this Agreement; or (iv) the disclosure of which is legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil or administrative investigative demand or other similar process). In the event that Stonegate becomes legally compelled to disclose any of the Company Information, Stonegate shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement.

      (d) The obligations of the Parties under this Section 5 shall survive the termination of this Agreement for 12 months.

6.    FEES AND EXPENSES.

      (a) As compensation for services rendered by Stonegate in connection with the Placements, the Company agrees to pay Stonegate a fee (the "Agency Fee") of eight percent (8%) of the gross proceeds from the sale of Securities in the Placements. However, in the event that any Series A holder exercises its right of first refusal and acquires Securities in the Placements then Stonegate will receive a fee of six percent (6%) of the gross proceeds from the sale of Securities in the Placements to any existing Series A Holder. The Agency Fee shall be paid immediately upon the closing of each sale of Securities by the Company.

      (b) In the event that any Placement includes warrants that are subsequently exercised, any sums received by the Company as a result of such exercise shall be included in and added to the gross proceeds from the sale of Securities in the Placements. Upon the exercise of any such warrant, regardless as to the timing of same, the Company shall immediately notify Stonegate of the exercise and shall pay to Stonegate all fees, including the above Agency Fee, associated with the exercise of the warrants.

      (c) In order to compensate Stonegate for its initial due diligence efforts, the Company shall deliver to Stonegate (or Stonegate's designee) 100,000 shares of fully paid non-assessable shares of common stock of the Company (the "Shares"), such shares to vest as follows: (i) 50,000 of such shares to vest immediately upon the execution of this Agreement, (ii) 50,000 of such shares to vest when Stonegate and the Company mutually agree to market the Company and Stonegate makes the first introduction of Company to a prospective Purchaser, either by a meeting or teleconference; but in any event the Shares shall automatically vest upon the closing of a Placement. The Shares will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. The Shares will be subject to the registration rights provisions set forth on Appendix I hereto. Under any circumstance, the shares shall have piggy-back registration rights and be transferable. The Company will issue the Shares to such affiliates of Stonegate and in such denominations as will be designated by Stonegate.

      (d) The Company shall also promptly reimburse Stonegate for all reasonable out-of-pocket expenses incurred by Stonegate and its directors, officers and employees in connection with the performance of Stonegate's services under this Agreement. For these purposes, "out-of-pocket expenses" shall include, but not be limited to, attorneys' fees and costs, telephone conference charges, courier, mail, supplies, travel, lodging, transportation, and similar expenses.

      (e) Upon closing of the Placement, the Company agrees to issue to Stonegate a Securities Purchase Warrant (the "Representative's Warrant") entitling the holder(s) thereof to purchase an amount of Securities equal to ten percent (10%) of the total number of Securities sold in the Placement for a period of five (5) years at an exercise price per share equal to the price at which the Securities are sold to Purchasers. The Representative's Warrant shall otherwise be substantially in the form of Exhibit A attached hereto. Under any circumstance, the Representative Warrant must provide for cashless exercise, transferability, piggy-back registration rights, and adjustments to warrant price and number of shares subject to warrant.

      (f) The obligations of the Parties under this Section 6 shall survive the termination of this Agreement for any reason.

7.    INDEMNIFICATION.

      (a) The Company agrees to indemnify and hold Stonegate harmless from and against any and all losses, claims, damages or liabilities (or actions, including securityholder actions, in respect thereof) related to or arising out of Stonegate's engagement hereunder or its role in connection herewith, and will reimburse Stonegate for all reasonable expenses (including reasonable costs, expenses, awards and counsel fees and/or judgments) as they are incurred by Stonegate in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which Stonegate is a party. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of Stonegate. The Company also agrees that Stonegate shall not have any liability to the Company for or in connection with such engagement, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that result primarily from the bad faith, gross negligence or willful misconduct of Stonegate. In the event that the foregoing indemnity is unavailable (except by reason of the bad faith or gross negligence of Stonegate), then the Company shall contribute to amounts paid or payable by Stonegate in respect of its losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company and Stonegate in connection with the matters as to which such losses, claims, damages or liabilities relate, and other equitable considerations. The foregoing shall be in addition to any rights that Stonegate may have at common law or otherwise and shall extend upon the same terms to and inure to the benefit of any director, officer, employee, agent or controlling person of Stonegate. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to this agreement is brought against Stonegate or any other person entitled to indemnification or contribution under this subsection
            (a).

      (b) Stonegate agrees to indemnify and hold the Company harmless from and against any and all losses, claims, damages or liabilities (or actions, including securityholder actions, in respect thereof) which are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of Stonegate, and will reimburse the Company for all reasonable expenses (including reasonable costs, expenses, awards and counsel fees and/or judgments) as they are incurred by the Company in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the Company is a party. In the event that the foregoing indemnity is unavailable, then Stonegate shall contribute to amounts paid or payable by the Company in respect of its losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company and Stonegate in connection with the matters as to which such losses, claims, damages or liabilities relate, and other equitable considerations. The foregoing shall be in addition to any rights that the Company may have at common law or otherwise and shall extend upon the same terms to and inure to the benefit of any director, officer, employee, agent or controlling person of the Company. Stonegate hereby consents to personal jurisdiction, service and venue in any court in which any claim, which is subject to this agreement, is brought against the Company or any other person entitled to indemnification or contribution under this subsection (b).

      (c) The obligations of the Parties under this Section 7 shall survive the termination of this Agreement.

8.    NON-CIRCUMVENTION.

      The Company hereby agrees that, for a period of one year from the end of the Contract Period or other termination of this Agreement, the Company will not enter into any agreement, transaction or arrangement with any of the institutions (including their agents, principals and affiliates and the accounts and funds which they manage or advise) which Stonegate has introduced, directly or indirectly, to the Company pursuant to a direct meeting, or telephone call as prospective purchasers of the Securities in the Placements (collectively, the "Stonegate Contacts"), regardless of whether a transaction is consummated with such prospective purchasers, unless the Company notifies Stonegate in writing of the agreement, transaction or arrangement, and pays Stonegate a fee equal to the Agency Fee plus all other compensation under Section 6 of this Agreement for securities of the Company sold to Stonegate Contacts.

9.    GOVERNING LAW.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISIONS THEREOF.

10.   ARBITRATION.

      Stonegate and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. Any dispute which the parties cannot resolve may then be submitted by either party to binding arbitration in Dallas, Texas under the rules of the American Arbitration Association for resolution. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

11.   NO WAIVER.

      The failure or neglect of any party hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or waiver by any party of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

12.   SUCCESSORS AND ASSIGNS.

      The benefits of this Agreement shall inure to the benefit of the Parties, their respective successors, assigns and representatives, and the obligations and liabilities assumed in this Agreement by the Parties shall be binding upon their respective successors and assigns. This Agreement may not be assigned by either Party without the express written consent of the other Party, which consent shall not be unreasonably withheld.

13.   NOTICES.

      All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, recognized overnight delivery service, or facsimile (with copy by first class mail) as follows:

                  If to the Company:
                  -----------------

                  One IP Voice, Inc.
                  22 Prestige Park Circle
                  East Hartford, CT  06108
                  Facsimile: (860) 610-6001
                  Attention: Jean-Marc Stiegemeier , CEO

                  If to Stonegate:
                  ---------------

                  Stonegate Securities, Inc.
                  5940 Sherry Lane, Suite 410
                  Dallas, Texas  75225
                  Facsimile: (214) 987-1981
                  Attention: Scott Griffith, President

      Either Party may change its address or facsimile number set forth above by giving the other Party notice of such change in accordance with the provisions of this Section 13. A notice shall be deemed given (a) if by personal delivery, on the date of such delivery, (b) if by certified mail, on the date shown on the applicable return receipt, (c) if by overnight delivery service, on the day after the date delivered to the service, or
      (d) if by facsimile, on the date of transmission.

14.   NATURE OF RELATIONSHIP.

      The Parties intend that Stonegate's relationship to the Company and the relationship of each director, officer, employee or agent of Stonegate to the Company shall be that of an independent contractor and not as an employee of the Company or an affiliate thereof. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Stonegate and the Company or their respective successors or assigns. Neither Stonegate nor any director, officer, employee or agent of Stonegate shall be considered to be an employee of the Company by virtue of the services provided hereunder.

15.   MISCELLANEOUS

      Stonegate's obligations under this Agreement are subject to the following general conditions:

      (a) All relevant terms, conditions, and circumstances relating to the Placements will be reasonably satisfactory to Stonegate and its counsel.

      (b) Stonegate reserves the right to solicit the assistance of outside dealers ("Dealers") to assist in the offer and sale of the Placements; provided, however, that any such Dealers agree in writing to be bound by the terms of the applicable Placement. It is understood that Stonegate, in its sole discretion, shall be entitled to pay over to any such Dealers any portion of the compensation received by Stonegate hereunder. The

            Company shall have no financial liability for any fees or expenses of any such Dealers.

16.   CAPTIONS.

      The Section titles herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

17.   AMENDMENTS.

      No alteration, amendment, change or addition hereto shall be binding or effective unless the same is set forth in a writing signed by a duly authorized representative of each Party.

18.   PARTIAL INVALIDITY.

      If it is finally determined that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes as close as possible to expressing the intention of the invalid or unenforceable term or provision.

19.   ENTIRE AGREEMENT.

      This Agreement embodies the entire agreement and understanding of the Parties and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

20.   COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same agreement.


                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above by duly authorized representatives of the Company and Stonegate.

                                       ONE IP VOICE, INC.


                                       By: /s/ Jean-Marc Stiegemeier
                                           -------------------------
                                       Title: C.E.O.


                                       STONEGATE SECURITIES, INC.


                                       By: /s/ Scott Griffith
                                           ------------------
                                       Title: President

                                    EXHIBIT A
                                    ---------

                        Form of Representative's Warrant


                                 [See attached]

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES), SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

Date: ______________                                        Warrant to Purchase
                                                                ***______***
                                                                   Shares


                               ONE IP VOICE, INC.

             (Incorporated under the laws of the State of Delaware)

             REPRESENTATIVE'S WARRANT FOR THE PURCHASE OF SHARES OF

                                  COMMON STOCK
         Warrant Price: [price for the Securities sold in the placement]
            $____ per share, subject to adjustment as provided below.

      THIS IS TO CERTIFY that, for value received, Stonegate Securities, Inc. ("Stonegate") and its assigns (collectively, the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, up to ***______*** shares of the common stock, par value $________ per share ("Common Stock"), of One IP Voice, Inc., a Delaware corporation (the "Company"), and to receive certificate(s) for the Common Stock so purchased.

      1. Exercise Period and Vesting. The exercise period is the period beginning on the date of this Warrant (the "Issuance Date") and ending at 5:00 p.m., Dallas, Texas time, five years from the Issuance Date (the "Exercise Period"). This Warrant is vested in full as of the Issuance Date and is immediately exercisable by Holder. This Warrant will terminate automatically and immediately upon the expiration of the Exercise Period.

      2. Exercise of Warrant; Cashless Exercise. This Warrant may be exercised, in whole or in part, at any time and from time to time during the Exercise Period. Such exercise shall be accomplished by tender to the Company of the purchase price set forth above as the warrant price (the "Warrant Price"), either (a) in cash, by wire transfer or by certified check or bank cashier's check, payable to the order of the Company, or (b) by surrendering such number of shares of Common Stock received upon exercise of this Warrant with a current market price equal to the Warrant Price (a "Cashless Exercise"), together with presentation and surrender to the Company of this Warrant with an executed subscription in substantially the form attached hereto as Exhibit A (the "Subscription"). Upon receipt of the foregoing, the Company will deliver to the Holder, as promptly as possible, a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Holder or its transferee (as permitted under Section 3 below). With respect to any exercise of this Warrant, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date this Warrant, a properly executed Subscription and payment of the Warrant Price is received by the Company (the "Exercise Date"), irrespective of the date of delivery of the certificate evidencing such shares, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Fractional shares of Common Stock will not be issued upon the exercise of this Warrant. In lieu of any fractional shares that would have been issued but for the immediately preceding sentence, the Holder will be entitled to receive cash equal to the current market price of such fraction of a share of Common Stock on the trading day immediately preceding the Exercise Date. In the event this Warrant is exercised in part, the Company shall issue a new Warrant to the Holder covering the aggregate number of shares of Common Stock as to which this Warrant remains exercisable for.

      If the Holder elects to conduct a Cashless Exercise, the Company shall cause to be delivered to the Holder a certificate or certificates representing the number of shares of Common Stock computed using the following formula:

      X = Y (A-B)
            -----
              A

      Where:
              X = the number of shares of Common Stock to be issued to Holder;

              Y = the portion of the Warrant (in number of shares of Common
                  Stock) being exercised by Holder (at the date of such calculation);

              A = the fair market value of one share of Common Stock on the
                  Exercise Date (as calculated below); and

              B = Warrant Price (as adjusted to the date of such calculation).

      For purposes of the foregoing calculation, "fair market value of one share of Common Stock on the Exercise Date" shall mean: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange for the day immediately prior to such Exercise Date; (ii) if sales prices for shares of Common Stock are reported by the Nasdaq National Market System or Nasdaq Small Cap Market (or a similar system then in use), the last reported sales price for the day immediately prior to such Exercise Date; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by Nasdaq (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported for the ten (10) trading days immediately prior to such

Exercise Date. Additionally, in the case of (i) or (ii) above, at the sole and exclusive election of Stonegate, in any of the foregoing calculations of the "fair market value of one share of Common Stock on the Exercise Date", Stonegate may elect to use either: (a) the closing price or last reported sales price, as the case may be, for the day immediately prior to the exercise date, OR (b) the arithmetic mean average of the closing prices or last reported sales prices, as the case may be, over the last ten (10) business days. Stonegate's election shall be used in calculating "the fair market value of one share of Common Stock on the Exercise Date" in the above calculation. Notwithstanding (i), (ii), and
(iii) above, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the period in question, then the current market price shall be determined as of the latest ten (10) day period prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company. The Company acknowledges and agrees that this Warrant was issued on the Issuance Date.

      3.    Transferability and Exchange.

            (a) This Warrant, and the Common Stock issuable upon the exercise hereof, may not be sold, transferred, pledged or hypothecated unless the Company shall have been provided with an opinion of counsel, or other evidence reasonably satisfactory to it, that such transfer is not in violation of the Securities Act, and any applicable state securities laws. Subject to the satisfaction of the aforesaid condition, this Warrant and the underlying shares of Common Stock shall be transferable from time to time by the Holder upon written notice to the Company. If this Warrant is transferred, in whole or in part, the Company shall, upon surrender of this Warrant to the Company, deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Common Stock that such transferee is entitled to purchase pursuant to such transfer. The Company may place a legend similar to the legend at the top of this Warrant on any replacement Warrant and on each certificate representing shares issuable upon exercise of this Warrant or any replacement Warrants. Only a registered Holder may enforce the provisions of this Warrant against the Company. A transferee of the original registered Holder becomes a registered Holder only upon delivery to the Company of the original Warrant and an original Assignment, substantially in the form set forth in Exhibit B attached hereto.

            (b) This Warrant is exchangeable upon its surrender by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as may be designated by the Holder at the time of such surrender.

      4. Adjustments to Warrant Price and Number of Shares Subject to Warrant. The Warrant Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4. For the purpose of this Section 4, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right to participate in any distribution of the assets or earnings of the Company without limit as to per share amount (excluding, and subject to any prior rights of, any class or series of preferred stock).

            (a) In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock or other securities, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, then the Warrant Price in effect at the time of the record date for such dividend or on the effective date of such subdivision, combination or reclassification, and/or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock) of the Company, at the same aggregate Warrant Price, that, if such Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of cash, evidences of indebtedness or assets, or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of Common Stock on such record date, less the amount of cash so to be distributed (or the fair market value (as determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so to be distributed, or of such subscription rights or warrants, applicable to one share of Common Stock, and the denominator of which shall be such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed.

            (c) For the purpose of any computation under any subsection of this Section 4, the "current market price" per share of Common Stock on any date shall be the per share price of the Common Stock on the trading day immediately prior to the event requiring an adjustment hereunder and shall be: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Stock are reported by the Nasdaq National Market System or Small Cap Market System (or a similar system then in use), the last reported sales price so reported on such day; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by Nasdaq (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the current market price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company.

            (d) Notwithstanding any provision herein to the contrary, no adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Warrant Price; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

            (e) In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 4, and the other provisions of this Warrant shall apply on like terms to any such other shares.

            (f) If the Company merges or consolidates into or with another corporation or entity, or if another corporation or entity merges into or with the Company (excluding such a merger in which the Company is the surviving or continuing corporation and which does not result in any reclassification, conversion, exchange, or cancellation of the outstanding shares of Common Stock), or if all or substantially all of the assets or business of the Company are sold or transferred to another corporation, entity, or person, then, as a condition to such consolidation, merger, or sale (a "Transaction"), lawful and adequate provision shall be made whereby the Holder shall have the right from and after the Transaction to receive, upon exercise of this Warrant and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock that would have been issuable if this Warrant had been exercised immediately before the Transaction, such shares of stock, securities, or assets as the Holder would have owned immediately after the Transaction if the Holder had exercised this Warrant immediately before the effective date of the Transaction.

      5. Registration Rights. The Company hereby grants to Holder, with respect to the shares of Common Stock underlying this Warrant, registration rights identical to those that are granted to Purchasers in the Placement (as such terms are defined in that certain Placement Agency Agreement, dated as of September 15, 2006, by and between the Company and Stonegate); it being specifically agreed and understood that the shares of Common Stock underlying this Warrant will be included in any registration statement filed by the Company which includes shares of Common Stock, or shares of Common Stock underlying any securities, issued to Purchasers in the Placement.

      6. Reservation of Shares. The Company agrees at all times to reserve and hold available out of its authorized but unissued shares of Common Stock the number of shares of Common Stock issuable upon the full exercise of this Warrant. The Company further covenants and agrees that all shares of Common Stock that may be delivered upon the exercise of this Warrant will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

      7. Notices to Holder. Upon any adjustment of the Warrant Price (or number of shares of Common Stock purchasable upon the exercise of this Warrant) pursuant to Section 4, the Company shall promptly thereafter cause to be given to the Holder written notice of such adjustment. Such notice shall include the Warrant Price (and/or the number of shares of Common Stock purchasable upon the exercise of this Warrant) after such adjustment, and shall set forth in reasonable detail the Company's method of calculation and the facts upon which such calculations were based. Where appropriate, such notice shall be given in advance and included as a part of any notice required to be given under the other provisions of this Section 7.

      In the event of (a) any fixing by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, (b) any capital reorganization of the Company, or reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets or business of the Company to, or consolidation or merger of the Company with or into, any other entity or person, or (c) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will give the Holder a written notice specifying, as the case may be (i) the record date for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such capital stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock securities) for securities or other property deliverable upon such event. Any such notice shall be given at least 10 days prior to the earliest date therein specified.

      8. No Rights as a Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company, nor to any other rights whatsoever except the rights herein set forth.

      9. Additional Covenants of the Company. For so long as the Common Stock is listed for trading on any regional or national securities exchange or Nasdaq (National Market or Small Cap System), the Company shall, upon issuance of any shares for which this Warrant is exercisable, at its expense, promptly obtain and maintain the listing of such shares. The Company shall also comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act for so long as and to the extent that such requirements apply to the Company.

      The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, shares of Common Stock issuable from time to time upon exercise of this Warrant, (b) will not increase the par value of any shares of capital stock receivable upon exercise of this Warrant above the amount payable therefor upon such exercise, and (c) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock.

      10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

      11. Notices. The Company agrees to maintain a ledger of the ownership of this Warrant (the "Ledger"). Any notice hereunder shall be given by registered or certified mail if to the Company, at its principal executive office and, if to the Holder, to its address shown in the Ledger of the Company; provided, however, that the Holder may at any time on three (3) days written notice to the Company designate or substitute another address where notice is to be given. Notice shall be deemed given and received after a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

      12. Severability. Every provision of this Warrant is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Warrant.

      13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of choice of laws thereof.

      14. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Warrant, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

      15. Entire Agreement. This Warrant (including the Exhibits attached hereto) constitutes the entire understanding between the Company and the Holder with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, agreements and understandings relating to such subject matter.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

                                       ONE IP VOICE, INC.


                                       By: ____________________________________
                                       Title: _________________________________

                                   Exhibit A
                                   ---------

                               SUBSCRIPTION FORM

(To be Executed by the Holder to Exercise the Rights To Purchase Common Stock Evidenced by the Within Warrant)

      The undersigned hereby irrevocably subscribes for _______ shares (the "Stock") of the Common Stock of One IP Voice, Inc. (the "Company") pursuant to and in accordance with the terms and conditions of the attached Warrant (the "Warrant"), and hereby makes payment of $_______ therefor by [tendering cash, wire transferring or delivering a certified check or bank cashier's check, payable to the order of the Company] [surrendering _______ shares of Common Stock received upon exercise of the Warrant, which shares have a current market price equal to such payment as required in Section 2 of the Warrant]. The undersigned requests that a certificate for the Stock be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. If the Stock is not all of the shares purchasable pursuant to the Warrant, the undersigned requests that a new Warrant of like tenor for the balance of the remaining shares purchasable thereunder be delivered to the undersigned at the address stated below.

      In connection with the issuance of the Stock, I hereby represent to the Company that I am acquiring the Stock for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

      I understand that because the Stock has not been registered under the Securities Act, I must hold such Stock indefinitely unless the Stock is subsequently registered and qualified under the Securities Act or is exempt from such registration and qualification. I shall make no transfer or disposition of the Stock unless (a) such transfer or disposition can be made without registration under the Securities Act by reason of a specific exemption from such registration and such qualification, or (b) a registration statement has been filed pursuant to the Securities Act and has been declared effective with respect to such disposition. I agree that each certificate representing the Stock delivered to me shall bear substantially the same as set forth on the front page of the Warrant.

      I agree that each certificate representing the Stock delivered to me shall bear substantially the same legend as set forth on the front page of the Warrant.

      I further agree that the Company may place stop orders on the certificates evidencing the Stock with the transfer agent, if any, to the same effect as the above legend. The legend and stop transfer notice referred to above shall be removed only upon my furnishing to the Company of an opinion of counsel (reasonably satisfactory to the Company) to the effect that such legend may be removed.

      Date: _________________          Signed: ________________________________

                                       Address: _______________________________

                                       ________________________________________

                                   Exhibit B
                                   ---------

                                   ASSIGNMENT

   (To be Executed by the Holder to Effect Transfer of the Attached Warrant)


For Value Received __________________________ hereby sells, assigns and transfers to _________________________ the Warrant attached hereto and the rights represented thereby to purchase _________ shares of Common Stock in accordance with the terms and conditions hereof, and does hereby irrevocably constitute and appoint _________________________ as attorney to transfer such Warrant on the books of the Company with full power of substitution.

      Dated: ________________          Signed: ________________________________

Please print or typewrite              Please insert Social Security
name and address of                    or other Tax Identification
assignee:                              Number of Assignee:

_____________________________          ________________________________________

_____________________________

_____________________________

                                   APPENDIX I
                                   ----------

                              Registration Rights

1.    Definitions.

      (a) As used in this Appendix I, the following terms shall have the meanings:

      1. "Affiliate," of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities ownership or otherwise; and the terms "controlling" and "controlled" have the respective meanings correlative to the foregoing.

      2.    "Commission" means the Securities and Exchange Commission.

      3.    "Company" shall mean One IP Voice, Inc.

      4. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

      5. "Holder" means Stonegate Securities, Inc. and any permitted transferee or assignee of Registrable Securities who agrees to become bound by all of the terms and provisions of this Appendix I.

      6. "Person" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government agency or political subdivision thereof.

      7. "Placement" means any offering of securities of the Company pursuant to which Holder serves as a placement agent or underwriter, whether on a best efforts basis or otherwise.

      8. "Prospectus" means the prospectus (including any preliminary prospectus and/or any final prospectus filed pursuant to Rule 424(b) under the Securities Act and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

      9. "Public Offering" means an offer registered with the Commission and the appropriate state securities commissions by the Company of its Common Stock and made pursuant to the Securities Act.

      10. "Registrable Securities" means the shares of common stock issued to Stonegate Securities, Inc. or its designated affiliates pursuant to the terms of the Placement Agency Agreement; provided, however, a share of common stock shall cease to be a Registrable Security for purposes of this Appendix I when it no longer is a Restricted Security.

      11. "Registration Statement" means a registration statement of the Company filed on Form S-1 or Form S-3 under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits and other material incorporated by reference in such registration statement and Prospectus. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration.

      12. "Restricted Security" means any share of common stock except any that (i) have been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) have been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or
(iii) otherwise has been transferred and are not subject to transfer restrictions under the Securities Act.

      13. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

      (b) All capitalized terms used and not defined herein have the respective meaning assigned to them in the Subscription Agreement.

2.    Registration.

      (a) Initial Registration Statement. The Company hereby grants to Holder, with respect to the Registrable Securities, registration rights identical to those granted to the purchasers in the Placement and will include the Registrable Securities in any registration statement filed for the purchasers in the Placement. The Company agrees to keep such Registration Statement effective until the earlier of: (i) the passage of two years from the effective date of such Registration Statement; or (ii) the date on which all Registrable Securities may be resold by the Holders by reason of Rule 144(k) under the Securities Act or any other rule of similar effect.

      (b) Registration Default. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) is not (i) filed with the Commission by the Filing Deadline which shall be thirty days after the last Placement of Registrable Securities ("Filing Deadline") , or (ii) declared effective by the Commission within ninety (90) days after the Filing Deadline ("Effectiveness Date"), then the Company shall make the payments to the Holders of the Registrable Securities as provided in the next sentence as liquidated damages and not as a penalty ("Damages") . The amount to be paid by the Company to the Holders shall be determined as of each Computation Date (as defined below) and, as applicable, the actual filing and effectiveness dates of the Registration Statement, and such amount shall be equal to 2.5% (the "Liquidated Damage Rate") of the Purchase Price (as defined in the Subscription Agreement) for the period from the Effectiveness Date to the first Computation Date, and for each 30-day period of any subsequent Computation Dates thereafter, calculated on a pro rata basis to the date on which the Registration Statement is filed with (in the event of Effectiveness Date pursuant to clause (i) above) or declared effective by (in the event of an Initial Date pursuant to clause (ii) above) the Commission (the "Periodic Amount"). The full Periodic Amount shall be paid by the Company to the Holders, pro rata, by wire transfer of immediately available funds within three days after each Computation Date and, as applicable, the actual filing and effectiveness dates of the Registration Statement. Not withstanding the foregoing, in the event that Stonegate or any other broker-dealer has failed to obtain NASD approval of the transaction from the NASD as set forth in Section 3
            (q) below by the Effectiveness Date, then no Damages shall be assessed against the Company.

As used in this Section 2(b), "Computation Date" means the date which is 60 days after the Initial Date and, if the Registration Statement to be filed by the Company pursuant to Section 2(a) has not theretofore been filed with the Commission or declared effective by the Commission, as the case may be, each date which is 60 days after the previous Computation Date until such Registration Statement is so filed or declared effective, as the case may be. Notwithstanding the above, if the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not filed with the Commission by the Filing Deadline, the Company shall be in default of the terms of this Appendix I, and the Holders shall be entitled to damages as set forth above.

      (c)   Piggyback Registration Rights.

            (i) Whenever the Company proposes to register any of its Common Shares or any other common shares of the Company under the Securities Act (other than a registration (A) pursuant to a demand registration under Section 2(a) herein, (B) on Form S-8 or S-4 or any successor or similar forms, (C) relating to Common Shares or any other common shares of the Company issuable upon exercise of employee or consultant share options or in connection with any employee benefit or similar plan of the Company or (D) in connection with a direct or indirect acquisition by the Company of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it will each such time, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to the Holders, which notice shall set forth such Holders' rights under this Section 2(c) and shall offer the Holders the opportunity to include in such registration statement such number of Registrable Securities as the Holders may request. Upon the written request of a Holder made within 10 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Holders), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Holders, to the extent requisite to permit the disposition of the Registrable Securities to be so registered; provided, however, that (A) if such registration involves a Public Offering, the Holders must sell their

      Registrable Securities to the underwriters on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this Section 2(c) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Registrable Securities, the Company shall give written notice to the Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company's obligations under this Section 2(c) shall terminate on the date that the registration statement to be filed in accordance with Section 2(a) is declared effective by the Commission.

            (ii) If a registration pursuant to this Section 2(c) involves a Public Offering and the managing underwriter thereof advises the Company that, in its view, the number of Common Shares, if any, or other Common Shares that the Company and the Holders intend to include in such registration exceeds the largest number of Common Shares (including any other Common Shares or warrants of the Company) that can be sold without having an adverse effect on such Public Offering (the "Maximum Offering Size"), the Company will include in such registration only that number of Common Shares which does not exceed the Maximum Offering Size, in the following order of priorities: (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by other holders of securities entitled to participate in the registration, drawn from them pro-rata based on the number of shares each has requested to be included in such registration and the Holders pursuant to this Appendix I.

If as a result of the proration provisions of this Section 2(c)(ii), the Holders are not entitled to include all such Registrable Securities in such registration, such Holders may elect to withdraw their request to include any Registrable Securities in such registration.

Notwithstanding the foregoing, the Company shall have no obligations under this
Section 2(c) hereof at any time that such Registrable Securities are the subject of an effective registration statement.

3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall use its reasonable best efforts to:

      (a) Subject to the provisions of Section 3(r) hereof, promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Holders for resales of the Registrable Securities for a period of two years from the date the Registration Statement is first declared effective by the Commission (the "Effective Time") or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act

            (the "Registration Period") and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company's obligations hereunder shall terminate as to any Holder at such time as that Holder's Registrable Securities can be sold under Rule 144(k);

      (b) During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Prospectus forming part of the Registration Statement;

      (c) (i) Prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide draft copies thereof (including a copy of the accountant's consent letter to be included in the filing) to Stonegate Securities, Inc. ("Stonegate") and reflect in such documents all such comments as Stonegate reasonably may propose; and (ii) furnish to each Holder whose Registrable Securities are included in the Registration Statement, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

      (d) (i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or "Blue Sky" laws of all jurisdictions requiring Blue Sky registration or qualification,
            (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

      (e) As promptly as practicable after becoming aware of such event, notify each Holder of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Holder as such Holder may reasonably request;

      (f) Notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement on the date of receipt of any such stop order or other suspension, and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

      (g) Cause all the Registrable Securities covered by the Registration Statement to be listed not later than the date that the Registration Statement is declared effective by the Commission on the principal national securities exchange, or included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included;

      (h) Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

      (i) Cooperate with the Holders who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the registration statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Holders reasonably may request and registered in such names as the Holder may request; and, within three business days after a registration statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Holders whose Registrable Securities are included in such registration statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

      (j) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Holders of their Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

      (k) Make generally available to its security holders as soon as practicable, but in any event not later than three (3) months after
            (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

      (l) In the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

      (m) In connection with any underwritten offering, make such representations and warranties to the Holders participating in such underwritten offering and to the managers, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings;

      (n) In connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managers) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in secondary underwritten offerings (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the date the Registration Statement is first declared effective or most recent post- effective amendment thereto, as the case may be, the absence from the Registration Statement and the Prospectus, including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, subject to customary limitations);

      (o) In connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company, in each case for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each underwriter participating in such underwritten offering (if such underwriter has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings;

      (p) In connection with any underwritten offering, deliver such documents and certificates as may be reasonably required by the managers, if any; and

      (q) In connection with any underwritten offering, in the event that any broker-dealer registered under the Exchange Act shall be an "Affiliate" (as defined in Rule 2729(b)(1) of the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD Rules") (or any successor provision thereto)) of the Company or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereof and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

      (r) Notwithstanding anything to the contrary in Section 3, at any time after the Registration Statement has been declared effective, the Company may delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company and its counsel, in the best interest of the Company (a "Grace Period"); provided, that the Company shall promptly (i) notify the Holders in writing of the existence of material non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the Holders in writing in advance of, or on the same date on which, the Grace Period ends; and, provided further, that during any consecutive 365 day period, there shall be only two Grace Periods, such Grace Periods in total not to exceed 45 days. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) and shall end on and include the date specified as the Grace Period ending date in the notice referred to in clause (ii). If at any time after the Registration Statement has been declared effective, the Company delays disclosure of material non-public information concerning the Company, other than during a permitted Grace Period as described above, the Company shall make payments to the Holders as provided in the next sentence as liquidated damages intended by the parties to compensate the Holders in part for the incremental costs and investment risks associated with holding the Registrable Securities as restricted securities and not as a penalty. The amount of payments shall be calculated at the Liquidated Damage Rate of the Purchase Price in accordance with the provisions of Section 2(b) (including its provision of a minimum amount of $34,000), and the timing of payments shall also be determined in accordance with
            Section 2(b). For the purposes of such calculations and determinations of the amount and timing of payments: (i) the Initial Date shall mean the first date that the Company delays disclosure of material non-public information concerning the Company other than during a permitted Grace Period and (ii) the Computation Date shall mean the date that is 30 days after the Initial Date and each date that is 30 days after the previous Computation Date until such period of delay has ceased and the Company has provided notice to the Holders of the end of such period in accordance with the provisions of this section above. Nothing herein shall limit the rights of any Holder to pursue actual damages for the Holder's inability to sell any of the Registrable Securities into the public market for any reason described in this section.

Notwithstanding the foregoing, the Company shall have no obligations under
Section 3(l) through (q) unless it is effecting an underwritten offering pursuant to Section 2(c).

4. Obligations of the Holders. In connection with the registration of the Registrable Securities, the Holders shall have the following obligations, which obligations shall be several and not joint:

      (a) Prior to the first anticipated filing date of the Registration Statement under Section 2(a) hereof, the Company shall provide the Holders with a draft of the Registration Statement, including such information about the Holder as has been provided in the Questionnaire completed by the Holder, together with whatever confirmations, certificates or consents as may be reasonably requested by the Company. In connection with any other Registration Statement including the Holders, it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Appendix I with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Holder and its counsel, whether in-house or otherwise ("Counsel") of the information the Company requires from each such Holder (the "Requested Information") if such Holder elects to have any of its Registrable Securities included in the Registration Statement. If at least four business days prior to the anticipated filing date the Company has not received the Requested Information from a Holder (a "Non-Responsive Holder") or its Counsel, then the Company shall send such Non-Responsive Holder and its Counsel a reminder of such information request. If at least two business days prior to the anticipated filing date the Company still has not received the Requested Information from such Non-Responsive Holder or its Counsel, then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Holder. However, promptly upon receipt of the Requested Information, and at the expense of the Non-Responsive Holder, the Company shall file such amendment(s) to the Registration Statement as may be necessary to include therein the Registrable Securities of the Non-Responsive Holder.

      (b) Each Holder by its acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement; the Company shall, on its part, ensure that Item 507 of Regulation S-K of the Securities Act (regarding information on the selling security holders) be complied with in connection with its preparation and filing of the Registration Statement hereunder;

      (c) As promptly as practicable after becoming aware of such event, notify the Company of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

      (d) Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in
            Section 3(e) or 3(f), it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(e) and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

5. Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company, and the reasonable fees, not to exceed $5,000.00, of one firm of counsel to the holders of a majority in interest of the Registrable Securities shall be borne by the Company.

6.    Indemnification and Contribution.

      (a) The Company shall indemnify and hold harmless each Holder and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Company Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Company Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Company Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Company Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 3(e), the use by the Company Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Company Indemnified Person written notice that such Prospectus is outdated or defective.

      (b) Indemnification by the Holders. Each Holder agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Holder Indemnified Person"), against any losses, claims, damages or liabilities to which the Holder Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made by such Holder in reliance upon and in conformity with written information furnished to the Company by such holder expressly for use therein; provided, however, that no Holder shall be liable under this Section 6(b) for any amount in excess of the gross proceeds paid to such Holder in respect of shares sold by it, and (ii) reimburse the Holder Indemnified Person for any legal or other expenses incurred in connection with investigating or defending any such action or claim as such expenses are incurred.

      (c) Indemnification by the Underwriters. Each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter expressly for use therein; provided, however, that no underwriter shall be liable under this Section 6(b) for any amount in excess of the gross proceeds paid to such underwriter in respect of shares sold by it, and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

      (d) Notice of Claims, etc. Promptly after receipt by a party seeking indemnification pursuant to this Section 6 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 6 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

      (e) Contribution. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
            Section 6(d) were determined by pro rata allocation (even if the Holders or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders and any underwriters in this Section 6(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

      (f) Notwithstanding any other provision of this Section 6, in no event shall any (i) Holder be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the gross proceeds to be received by such Holder from the sale of such Holder's Registrable Securities pursuant to any

            Registration Statement under which such Registrable Securities are to be registered under the Securities Act.

      (g) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

7. Rule 144. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

      (a)   comply with the provisions of paragraph (c) (1) of Rule 144; and

      (b) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

8. Assignment. The rights to have the Company register Registrable Securities pursuant to this Appendix I may be assigned or transferred only with the prior written consent of the Company, and any such assignment or transfer without such consent shall be void and of no effect, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, such consent of the Company shall not be required with respect to any assignment or transfer of Registrable Securities to an affiliate of Subscriber, including for this purpose if Subscriber is an investment company, any fund or account advised by Subscriber's investment adviser or any affiliate thereof. In the event of any such permitted assignment or transfer by the Holders to any permitted transferee of all or any portion of such Registrable Securities such transfer will be allowed only if: (a) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

9. Amendment and Waiver. Any provision of this Appendix I may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this
      Section 9 shall be binding upon each Holder and the Company.

10.   Miscellaneous.

      (a) A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

      (b) If after the date hereof and prior to the Commission declaring the Registration Statement to be filed pursuant to Section 2(a) effective under the Securities Act, the Company grants to any Person any registration rights with respect to any Company securities which are more favorable to such other Person than those provided in this Appendix I, then the Company forthwith shall grant (by means of an amendment to this Appendix I or otherwise) identical registration rights to all Holders hereunder.

      (c) Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service as follows, and shall be deemed given when actually received.

            if to the Company, to:     One IP Voice, Inc.
                                       22 Prestige Park Circle
                                       East Hartford, CT  06108
                                       Facsimile: ()
                                       Attention: Jean - Marc
                                       Stiegemeier___________ , CEO


            if to the Holders, to:     Stonegate Securities, Inc.
                                       5940 Sherry Lane, Suite 410
                                       Dallas, Texas 75225
                                       Facsimile: (214) 987-1981
                                       Attn: Scott Griffith, President

The Company or any Holder may change the foregoing address by notice given pursuant to this Section 10(c).

      (d) Failure of any party to exercise any right or remedy under this Appendix I or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

      (e) This Appendix I shall be governed by and interpreted in accordance with the laws of the State of Texas.

      (f) The remedies provided in this Appendix I are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this

            Appendix I is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      (g) The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Appendix I or otherwise conflicts with the provisions hereof. The Company is not currently a party to any agreement granting any registration rights with respect to any of its securities to any person which conflicts with the Company's obligations hereunder or gives any other party the right to include any securities in any Registration Statement filed pursuant hereto, except for such rights and conflicts as have been irrevocably waived. Without limiting the generality of the foregoing, without the written consent of the holders of a 66 2/3% interest of the Registrable Securities, the Company shall not grant to any person the right to request it to register any of its securities under the Securities Act unless the rights so granted are pari pasu to the prior rights of the holders of Registrable Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Appendix I. The restrictions on the Company's rights to grant registration rights under this paragraph shall terminate on the date all Registrable Securities have been registered pursuant to a Registration Statement that has been declared effective by the Commission

      (h) This Appendix I and the Subscription Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Appendix I and the Subscription Agreements supersede all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

      (i) Subject to the requirements of Section 8 hereof, this Appendix I shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

      (j) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

      (k) The headings in this Appendix I are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.